EXHIBIT 13.5

                             Noteholders Report
                     Crusade Global Trust No.1 of 1999
        Aggregate Totals For Fiscal Year 1 Oct 1999 to 30 Sept 2000



Notes

                      FV Outstanding (USD)  Bond Factor as at  Coupon Rate as at
                      as at Sept 30,2000    Sept 30, 2000      Sept 30, 2000
                      ----------------------------------------------------------
Class A1 Notes              52,200,241.15          17.400080%         6.970000%
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Class A2 Notes             569,000,000.00         100.000000%         7.050000%
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Class A3 Notes             125,000,000.00         100.000000%         7.140000%
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Notes

                       ---------------------------------------------------------
                       Interest Payments   Principal
                       (USD)               Distribution (USD)  Charge Offs (USD)
-------------------------------------------------------------------------------
Class A-1 Notes            11,592,275.84    247,799,758.85                 0.00
--------------------------------------------------------------------------------
Class A-2 Notes            33,535,773.37              0.00                  0.0
--------------------------------------------------------------------------------
Class A3 Notes              7,469,448.78              0.00                 0.00
--------------------------------------------------------------------------------


Principal Collections Information in AUD

Scheduled Principal Payments                           40,053,336.31
Unscheduled Principal Payments                        361,036,749.77
Residual Cash                                          13,740,166.32
Redraws                                               -29,771,735.21

Principal Collections                                 385,058,517.19


Total Available Principal in AUD

Principal Collections                                 385,058,517.19
Principal Charge Offs                                           0.00
Principal Draw                                          2,350,273.70

Total Available Principal                             382,708,243.49

Principal Distributed                                 382,708,243.49
Principal Retained                                              0.00


Total Available Funds in AUD

Available Income                                       88,792,612.87
Principal Draw                                                  0.00
Liquidity Draw                                                  0.00

Total Available Funds                                  88,792,612.87


Redraw & Liquidity Facilities in AUD

Redraw Shortfall                                                0.00
Redraw Carryover Charge Offs                                    0.00

Liquidity Draw                                                  0.00
Liquidity Shortfall                                             0.00